Exhibit (h)(2)(xxxvi)

AMENDMENT NO. 18

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 18 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of August 1, 2010 between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 18”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”), between them as follows:

1.	New Portfolio. Effective October 26, 2010, EQ/Quality Bond PLUS Portfolio is hereby added to the Agreement pursuant to the terms and conditions contained in the Agreement.

2.	Name Changes. Effective August 1, 2010, the names of AXA Tactical Manager 500 Portfolio-II, AXA Tactical Manager 400 Portfolio-II, AXA Tactical Manager 2000 Portfolio-II and AXA Tactical Manager International Portfolio-II will change to ATM Large Cap Portfolio, ATM Mid Cap Portfolio, ATM Small Cap Portfolio and ATM International Portfolio, respectively.

3.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 18 to Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 18 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 18

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolios	Maximum Annual Operating Expense Limit

		(including amounts payable pursuant to Rule 12b-1) Class IB
	Class IA
EQ/Franklin Core Balanced Portfolio	1.05%	1.30%
EQ/AXA Franklin Small Cap Value Core Portfolio	1.05%	1.30%
EQ/Franklin Templeton Allocation Portfolio	0.15%	0.40%
EQ/Mutual Large Cap Equity Portfolio	1.05%	1.30%
EQ/Templeton Global Equity Portfolio	1.10%	1.35%

EQ/Equity Growth PLUS Portfolio	0.75%	1.00%
EQ/International Core PLUS Portfolio	0.85%	1.10%
EQ/Large Cap Core PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Growth PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Value PLUS Portfolio	0.75%	1.00%
EQ/Mid Cap Value PLUS Portfolio	0.80%	1.05%
EQ/Quality Bond PLUS Portfolio	0.60%*	0.85%*

AXA Conservative Strategy Portfolio	0.700%*	0.950%*
AXA Conservative Growth Strategy Portfolio	0.750%*	1.000%*
AXA Balanced Strategy Portfolio	0.800%*	1.050%*
AXA Moderate Growth Strategy Portfolio	0.850%*	1.100%*
AXA Growth Strategy Portfolio	0.850%*	1.100%*

AXA Tactical Manager 500 Portfolio-I, III	0.70%	0.95%
ATM Large Cap Portfolio (formerly, AXA Tactical Manager 500 Portfolio II)	0.70%	0.95%
AXA Tactical Manager 2000 Portfolio-I, III	0.70%	0.95%
ATM Small Cap Portfolio (formerly, AXA Tactical Manager 2000 Portfolio II)	0.70%	0.95%
AXA Tactical Manager 400 Portfolio-I, III	0.70%	0.95%
ATM Mid Cap Portfolio (formerly, AXA Tactical Manager 400 Portfolio II)	0.70%	0.95%
AXA Tactical Manager International Portfolio-I, III	0.70%	0.95%
ATM International Portfolio (formerly, AXA Tactical Manager International Portfolio II)	0.70%	0.95%

EQ/AllianceBernstein International Portfolio	0.90%	1.15%
EQ/BlackRock International Value Portfolio	1.05%	1.30%
EQ/Calvert Socially Responsible Portfolio	0.90%	1.15%
EQ/Capital Guardian Growth Portfolio	0.70%	0.95%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%
EQ/International ETF Portfolio	0.55%	0.80%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%
EQ/Lord Abbett Growth and Income Portfolio	0.75%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%
EQ/Morgan Stanley Mid Cap Growth Portfolio	0.85%	1.10%

Portfolios	Maximum Annual Operating Expense Limit

	Class IA	(including amounts payable pursuant to Rule 12b-1) Class IB
EQ/Oppenheimer Global Portfolio	1.10%	1.35%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%
EQ/Wells Fargo Advantage Omega Growth Portfolio	0.90%	1.15%

*	For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.